Lumber Liquidators Announces Conference Call To Provide A Business Update

TOANO, Va., March 4, 2015 /PRNewswire/ -- Lumber Liquidators (NYSE: LL), the largest specialty retailer of hardwood flooring in North America, today announced that it plans to host a conference call and audio webcast on March 12, 2015, at 10:00 a.m. Eastern Time to provide a business update. The conference may be accessed by dialing (877) 407-9039 or (201) 689-8470. A replay will be available approximately two hours after the call ends through March 19, 2015 and may be accessed by dialing (877) 870-5176 or (858) 384-5517 and entering a pin number that will be provided when available. The live conference call and replay can also be accessed via audio webcast at the Investor Relations section of the Company's website, www.lumberliquidators.com.

The Company also announced that it will not participate in the Raymond James' Annual Institutional Investors Conference being held today.

Robert M. Lynch, President and Chief Executive Officer, commented, "We regret that we are not attending the conference today and apologize to our investors that planned to attend. We look forward to speaking with you next week regarding our business update."

About Lumber Liquidators

With more than 350 locations, Lumber Liquidators is North America's largest specialty retailer of hardwood flooring. The Company features more than 400 top quality flooring varieties, including solid and engineered hardwood, bamboo, cork, laminate and vinyl plank. Additionally, Lumber Liquidators provides a wide selection of flooring enhancements and accessories to complement, install and maintain your new floor. Every location is staffed with flooring experts who can provide advice and useful information about Lumber Liquidators' low priced product, much of which is in stock and ready for delivery.

With premier brands including Bellawood and Morning Star Bamboo, Lumber Liquidators' flooring is often featured on popular television shows such as HGTV's Dream Home and This Old House. For more information, please visit www.LumberLiquidators.com or call 1.800.HARDWOOD.

Lumber Liquidators aims to be the industry leader in sustainability. For more information, please visit www.LumberLiquidators.com/Sustainability. Learn more about our corporate giving program at LayItForward.LumberLiquidators.com. You can also follow the Company on Facebook and Twitter.

For further information contact:

Lumber Liquidators Investor Relations
Ashleigh McDermott
Tel: 757.566.7512

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